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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------

To AmeriGas Partners, L.P.:

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated November 2, 2001, included in AmeriGas Partners, L.P. Form 8-K dated August 21, 2001, as amended on Form 8-K/A dated November 5, 2001, and to all references to our Firm included in or made part of this Registration Statement.


/s/ Arthur Andersen LLP

Philadelphia, Pennsylvania
    November 19, 2001